UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

OUR BOND, INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No Fee Required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

OUR BOND, INC.

85 Broad Street

New York, New York 10004

(888) 567-6234

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Our Bond, Inc.,

This Notice and accompanying Information Statement is being furnished to the stockholders of shares of common stock, $0.0001 par value per share (the “Common Stock”), of Our Bond, Inc. (the “Company”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an action taken by the holder of a majority of the issued and outstanding voting securities of the Company (the “Majority Stockholder”). The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the Majority Stockholder, dated as of September 28, 206, in lieu of a meeting, and which will be effective at least twenty (20) calendar days from the first date of mailing this Information Statement. The written consent of Stockholders in lieu of a meeting authorizes an amendment to our Articles of Incorporation to increase the total number of authorized shares of Common Stock to two hundred million (200,000,000) shares (the “Amendment”).

The Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of soliciting proxies or consents from additional stockholders in connection with these actions.

This Information Statement is being delivered in lieu of notice of a meeting of stockholders pursuant to Section 78.320(3) of the Nevada Revised Statutes (the “NRS”).

The consent we have received constitutes the only stockholder approval required under the NRS, our Amended and Restated Articles of Incorporation and our Second Amended and Restated Bylaws, to approve the Company’s actions in connection with the Stock Split and the Share Issuance.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY IN CONNECTION WITH THIS ACTION

The effectiveness of the Majority Stockholder’s approval of the Amendment shall automatically take effect on the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of October [   ], 2026, which we refer to as the “Record Date”.

By order of the Board of Directors:

/s/ Doron Kempel
Chief Executive Officer

October [ ], 2026

INFORMATION STATEMENT
OF
OUR BOND, INC.

October [    ], 2026

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY IN CONNECTION WITH THIS ACTION

Our Bond, Inc., a Nevada corporation, with its principal executive offices located at 85 Broad Street, New York, New York 10004, is sending you this Information Statement to notify you of an action that the holder of a majority of the issued and outstanding voting securities of the Company (the “Majority Stockholder”) has taken by written consent in lieu of a special meeting of stockholders.

References in this Information Statement to the “Company, “we,” “our,” “us,” are to Our Bond, Inc. and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them. We are distributing this Information Statement in full satisfaction of any notice requirements it may have under Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nevada law.

INTERNET AVAILABILITY OF INFORMATION STATEMENT

We are using the internet as the primary means for furnishing this Information Statement on Schedule 14C to stockholders. Consequently, most stockholders will not receive paper copies of this Information statement. We will instead send these stockholders a Notice of Internet Availability with instructions for accessing this Information Statement on Schedule 14C online, The Notice of Internet Availability also provides information on how stockholders may obtain paper copies of our Information Statement on Schedule 14C if they so choose. We encourage stockholders to take advantage of the online availability of information statement materials, as we believe it helps in conserving natural resources and reduces our printing and mailing costs.

ACTIONS TAKEN

This Information Statement contains a description of the actions approved by the members of the Board of Directors of the Company and a stockholder holding 90.83% of the voting power of the outstanding shares of our capital stock (the “Majority Stockholder”).

APPROVAL OF THE REVERSE STOCK SPLIT OF THE COMMON STOCK

Under Section 78.320(2) of the Nevada Revised Statutes (the “NRS”), “[u]nless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if […] a written consent thereto is signed by stockholders holding at least a majority of the voting power[.]”

In accordance with the NRS, the Majority Stockholder approved by written consent dated September 28, 2026, in lieu of a special meeting, an amendment to our Articles of Incorporation to increase the total number of authorized shares of Common Stock to two hundred million (200,000,000) shares (the “Amendment”) with such Amendment to take effect immediately following the market effective date of the pending 1-for-20 reverse stock split of the Company’s Common Stock.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholder described above will become effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holder of a majority of the voting power of our outstanding capital stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Amendment.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None.

OUTSTANDING VOTING SECURITIES

The Company’s authorized capital stock consists of: (1) two hundred million (200,000,000) shares of common stock, which will be reduced to ten million (10,000,000) shares upon the effective date of the Company’s pending 1-for-20 reverse split; (2) 50,000,000 shares of non-voting common stock, none of which are outstanding; and (3) 150,000,000 shares of preferred stock, of which: (i) 50,000,000 shares are designated as Series B-1, B-2, or B-3 preferred stock; (ii) 329,671 shares are designated as Series C preferred stock, which is non-voting; (iii) 549,451 shares are designated as Series D preferred stock, which is non-voting; (iv) 682,770 shares are designated as Series E preferred stock, none of which are outstanding; (v) 10,000 shares are designated as Series F preferred stock; and (vi) 366,941 shares are designated as Series G preferred stock, which is non-voting.

As of the date of this Information Statement, there were 1,147 stockholders of record for our Common Stock, 35 stockholders of record for our Class B-1, B-2, and B-3 preferred stock, no holders of our Series E preferred stock, and 1 stockholder of record for our Series F preferred stock.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Common Stock has the right to cumulate votes.

Holders of our Common Stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of Preferred Stock.

Upon the liquidation, dissolution or winding up of the Company, after payment in full of all amounts required to be paid to creditors and to the holders of our Preferred Stock having liquidation preferences, if any, the holders of our Common Stock are entitled to share, along with the holders of our Common Stock and holders of Preferred Stock which are not entitled to any liquidation preference, ratably in all assets remaining.

Holders of Common Stock have no preemptive or redemption rights and no right to convert their common stock into any other securities. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to one hundred fifty million (150,000,000) shares of preferred stock, in one or more series. Our board of directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of preferred stock in this Information Statement is not complete. You should refer to any applicable certificate of designation for complete information.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

The Company’s outstanding voting shares of preferred stock are described below:

Series B preferred stock

This consists of shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock (together, the “Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible, at the option of the holder, at any time after the date on which such stock was issued by the Company, into such number of fully paid and non-assessable Common Stock as is determined by dividing the applicable original issuance price by the applicable conversion price in effect at the time of conversion. In the event that the Company issues any new securities, for a consideration per stock lower than the applicable conversion price of the applicable Series B Preferred Stock, the applicable conversion price for the applicable Series B Preferred Stock shall be readjusted to reflect the lower consideration paid for the applicable Series B Preferred Stock as set forth in our applicable certificate of designation. The certificate of designation of Series B-1 Preferred Stock provides a limitation on conversion in the event the holder, its affiliates or any other person acting as a group, would beneficially own in excess of 9.99% of the Common Stock upon such conversion.

The holders of Series B Preferred Stock are entitled to one vote for each share of Common stock on an as-converted basis and shall vote together, along with holders of other Preferred Stock entitled to vote thereon, with the holders of Common Stock as a single class. The holders of the Series B Preferred stock shall be entitled to vote on all matters on which holders of Common stock are entitled to vote.

The holders of Series B Preferred Stock have a right to participate in any dividend paid by the Company of an amount equal to the dividend payable on each share of Common stock on an as-converted basis. Further, the Company is not allowed to pay or set aside any such dividend unless the holders of Series B Preferred Stock are paid, either first or simultaneously, their share of the dividend, subject to rights of other series of Preferred Stock.

The Company’s Series B Preferred Stock are entitled to a non-participating liquidation preference. In the event of any liquidation, dissolution or winding up of the Company, assets or proceeds shall be distributed as follows: (i) the holders of Series B-1 Preferred Stock and Series B-2 Preferred Stock shall be paid before any payment is paid to the remaining stockholders (other than holders of Series C Preferred Stock), of an amount per share equal to two (2) times their original issue price and any unpaid dividend and subsequently (ii) the holders of Series B-3 Preferred Stock shall be paid before any payment is paid to holders of Common Stock and Series F Preferred Stock, of an amount per share equal to two (2) times their original issue price and any unpaid dividend.

Series F Preferred Stock

Each share of Series F Preferred Stock is convertible, at the option of the holder, at any time after the date on which such stock was issued by the Company, into one (1) share of fully paid and non-assessable Common Stock. The holders of Series F Preferred Stock are entitled to cast 40,000 votes for each one (1) share of Series F Preferred Stock and shall vote together, along with holders of other Preferred Stock entitled to vote thereon, with the holders of Common Stock as a single class. The holders of the Series F Preferred stock shall be entitled to vote on all matters on which holders of Common stock are entitled to vote.

The holders of Series F Preferred Stock have a right to participate in any dividend paid by the Company of an amount equal to the dividend payable on each share of Common stock on an as-converted basis. Further, the Company is not allowed to pay or set aside any such dividend unless the holders of Series F Preferred Stock are paid, either first or simultaneously, their share of the dividend, subject to rights of other series of Preferred Stock.

The Company’s Series F Preferred Stock are entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of the Common Stock. For the purposes of such distribution, holders of Series F Preferred Stock shall be treated as if all shares of Series F Preferred Stock had been converted to Common Stock immediately prior to the distribution.

Modification of Shareholder Rights

Pursuant to Nevada Revised Statutes Article 79.390, any amendment to the articles of incorporation (other than a change in number of authorized shares of class or series) to affect or modify shareholders’ rights requires (i) a resolution adopted by the board of directors setting forth the proposed amendment and submission of the proposed amendment to the stockholders for approval; (ii) affirmative vote of stockholders holding shares in the corporation representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, approving the amendment; and (iii) a certificate signed by an authorized officer setting forth the amendment, the vote by which the amendment was adopted, and filing of the certificate with the Secretary of State of Nevada.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this Information Statement, the number of shares of common stock beneficially owned by:

(i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;

(ii) each of our directors;

(iii) each of our Named Executive Officers; and

(iv) all executive officers and directors as a group.

Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

We have based percentage of beneficial ownership for the following table on: (i) 32,576,598 shares of Common Stock; (ii) 14,641,852 shares in the aggregate of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock on an as-converted to common stock basis; and (iii) 10,000 Series F Preferred Stock, which cast a total of 40,000,000 votes, for a total of 447,218,450 shares entitled to vote as of October [ ], 2026. The table below does not include 52,500 shares of Series C Preferred Stock, 525,451 shares of Series D Preferred Stock, and 229,300 shares of Series G Preferred Stock, which are non-voting, outstanding as of October [ ], 2026. In addition, in accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities issuable within 60 days of October [ ], 2026. As such, shares of Common Stock issuable pursuant to options and warrants that may be exercised or settled within 60 days of September 24, 2026 are deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by the person holding such securities but are not deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by any other person.

Each share of our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.

Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Our Bond, Inc., 85 Broad Street, New York, NY 10004.

The following table represents the security ownership of certain beneficial owners and management pertaining to our Common Stock:

Name of beneficial owner	Common Stock beneficially owned	Percentage of Beneficial Ownership	Percentage of Voting Power
Executive Officers and Directors
Doron Kempel (1)	9,645,011	29.61%	90.83%
Amit Hod (2)	305,285	* %	*	%
Joseph DeSalvo (3)	264,207	* %	*	%
Adam Draizin (4)	90,821	*	*
Paul Morin (5)	216,444	*	*
Randy Boutin (6)	87,082	*	*	%
Executive Officers and Directors as a Group (8 persons)	10,608,850	29.61%	90.83%

5% Stockholders
Doron Kempel (1)	9,645,011	29.61%	90.83%
ProdActive II LLC (7)	8,063,795	24.75%	1.80%
Radek Sousek (8)	2,259,945	6.94%	*	%
Ascent Partners Fund LLC (9)	3,615,600	9.99%	0

* Less than 1%

1. Doron Kempel beneficially owns:

(A) 2,669,211 shares of our Common Stock, which includes the following: (i) 165,780 shares which he owns himself and over which he has sole voting and investment control; and (ii) 2,503,431 shares owned by VFTG, L.P., over which Mr. Kempel has sole voting and investment control. The address of VFTG, L.P. is 292 Newbury Street, #485 Boston, MA 02115;

(B) 3,114,460 shares of our shares of Common Stock, issuable upon conversion of 3,114,460 shares of Series B-1 Preferred Stock, owned by VFTG, L.P.;

(C) 418,421 shares of our shares of Common Stock, issuable upon conversion of 418,421 shares of Series B-3 Preferred Stock, which includes (i) 389,457 shares owned by VFTG, L.P.; and (ii) 28,964 which he owns himself;

(D) 10,000 shares of our shares of Common Stock, issuable upon conversion of 10,000 shares of Series F Preferred Stock, each share entitled to cast 40,000 votes, which he owns himself; and

(E) 3,432,919 shares of our Common Stock issuable upon the exercise of 3,432,919 outstanding options, with an exercise cost of $1,699,235, within 60 days of this Information Statement.

2. Amit Hod beneficially owns 305,285 shares of our Common Stock issuable upon the exercise of 305,285 outstanding options, with an exercise cost of $559,237, within 60 days of this Information Statement. Mr. Hod has sole voting and investment control over such shares.

3. Joseph DeSalvo beneficially owns 264,207 shares of our Common Stock issuable upon the exercise of 264,207 outstanding options, with an exercise cost of $120,407, within 60 days of this Information Statement. Mr. DeSalvo has sole voting and investment control over such shares.

4. Adam Draizin beneficially owns 90,821 shares of our Common Stock which includes (A) 3,649 shares of Common Stock which he owns himself; (B) 1,294 shares of Common Stock issuable upon conversion of Series CF-2 Warrants; and (C) 85,878 shares of our Common Stock issuable upon the exercise of 85,878 outstanding options, with an exercise cost of $112,500, within 60 days of this Information Statement. Mr. Draizin has sole voting and investment control over such shares.

5. Paul Morin beneficially owns 216,444 shares of our Common Stock which includes (A) 41,202 shares of Common Stock which he owns himself; (B) 64,792 shares of Common Stock issuable upon conversion of 64,792 shares of Series B-3 Preferred Stock; (C) 1,553 shares of Common Stock issuable upon conversion of Series CF-2 Warrants; and (D) 108,897 shares of our Common Stock issuable upon the exercise of 108,897 outstanding options, with an exercise cost of $132,668, within 60 days of this Information Statement. Mr. Morin has sole voting and investment control over stocks beneficially owned by him.

6. Randy Boutin beneficially owns 87,082 shares of our Common Stock issuable upon the exercise of 87,082 outstanding options, with an exercise cost of $113,006, within 60 days of this Information Statement. Mr. Boutin has sole voting and investment control over such shares.

7. ProdActive II LLC, beneficially owns 8,063,795 shares of Common Stock which includes (A) 4,824,404 shares of Common Stock; and (B) 3,239,391 shares of Common Stock issuable upon conversion of (i) 133,330 shares of Series B-1 Preferred Stock; and (ii) 3,106,061 shares of Series B-3 Preferred Stock. DK 2019 Irrevocable Trust has sole voting and investment control over stocks beneficially owned by ProdActive II LLC. DK 2019 Irrevocable Trust is governed by unanimous consent of a distribution committee, namely: Koby Kempel, Jay Hachigian, Susan Aharonian and Paul Morin. The address of ProdActive II LLC is 292 Newbury Street, #485 Boston, MA 02115.

8. Radek Sousek beneficially owns 2,259,945 shares of Common Stock which includes (A) 137,392 shares of Common Stock; and (B) 2,122,555 shares of Common Stock issuable upon conversion of (i) 683,746 shares of Series B-1 Preferred Stock; (ii) 1,332,552 shares of Series B-2 Preferred Stock; and (iii) 106,257 shares of Series B-3 Preferred Stock. Radek Sousek has sole voting and investment control over stocks beneficially owned by him.

9. Ascent Partners Fund LLC (the “Ascent”), a Delaware limited liability company, owns: (A) 259,067 shares of Common Stock issuable upon conversion of 52,500 shares of Series C Preferred Stock; (B) 2,592,899 shares of Common Stock issuable upon conversion of 525,451 shares of Series D Preferred Stock; (C) 1,131,508 shares of Common Stock issuable upon conversion of 52,500 shares of Series G Preferred Stock; and (D) 7,574,000 shares of Common Stock issuable upon exercise of outstanding warrants issued pursuant to the Series D Preferred Stock offering. However, the Certificates of Designation for the Series C Preferred Stock, Series D Preferred Stock, and Series G Preferred Stock, as well as the terms of the warrants, contain a beneficial ownership limitation on conversion of the Series C Preferred Stock, Series D Preferred Stock, and Series G Preferred Stock, and exercise of the warrants, to the extent that, immediately following such conversion or exercise, the holder would beneficially own in excess of 9.99% of our outstanding common stock. The total beneficial ownership shown reflects this 9.99% beneficial ownership limitation.

Each of Mikhail Gurevich and Gennadiy Gurevich manages Dominion Capital Holdings LLC (“DCH”) and Dominion Capital GP LLC (“Dominion GP”), each a Delaware limited liability company, Dominion Capital LLC (“DC”), a Connecticut limited liability company, Ascent Partners LLC (“AP”), a Delaware limited liability company and Ascent. DCH manages DC, Dominion GP, AP and Ascent. Dominion GP manages DC, AP and Ascent. DC manages AP and Ascent. Alon Brenner manages Masada Group Holdings LLC (“Masada”), a Florida limited liability company, AP and Ascent. Masada manages AP and Ascent. AP manages Ascent. Ascent has the power to dispose of and the power to vote the shares beneficially owned by it. Each of Mikhail Gurevich, Gennadiy Gurevich, DCH, Dominion GP, DC, Alon Brenner, Masada and AP may be deemed to beneficially own, and have the power to vote, the shares beneficially owned by Ascent and the other companies they are listed above as managing.

The following table represents the security ownership of certain beneficial owners and management pertaining to our Preferred Stock entitled to vote, on an as converted to Common Stock basis:

Name of beneficial	Series of voting preferred stock beneficially owned							Voting preferred stock beneficially	Percentage of beneficial	Percentage of voting
owner	B-1	B-2	B-3	F	C	E	D	owned	ownership	power
Executive Officers and Directors
Doron Kempel (1)	3,114,460		418,421	10,000	-	-	-	3,542,881	20.62%	90.83%
Amit Hod	-	-	-	-	-	-	-	-	-	-
Joseph DeSalvo	-	-	-	-	-	-	-	-	-	-
Adam Draizin	-	-	-	-	-	-	-	-	-	-
Paul Morin (2)	-	-	64,792	-	-	-	-	64,792	*	*
Randy Boutin	-	-	-	-	-	-	-	-	-	-

Executive Officers and Directors as a Group (4 persons) (3)	3,114,460		483,213	10,000	-	-	-	3,607,673	21.00%	90.83%

5% Stockholders
Doron Kempel (1)	3,114,460		418,421	10,000	-	-	-	3,542,881	20.62%	90.82%
ProdActive II LLC (4)	133,330		3,106,061	-	-	-	-	3,239,391	18.86%	*
Radek Sousek (5)	683,746	1,332,552	106,257	-	-	-	-	2,122,555	12.36%	*

1. Doron Kempel beneficially owns 3,542,881 shares of our Common Stock issuable upon conversion of:

(A) 3,114,460 shares of Series B-1 Preferred Stock, owned by VFTG, L.P.;

(B) 418,421 shares of Series B-3 Preferred Stock, which includes (i) 389,457 shares owned by VFTG, L.P.; and (ii) 28,964 which he owns himself; and

(C) 10,000 shares of Series F Preferred Stock, which he owns himself and each share is entitled to cast 40,000 votes.

2. Paul Morin beneficially owns 64,792 shares of our Common Stock issuable upon conversion of 64,792 shares of Series B-3 Preferred Stock. Mr. Morin has sole voting and investment control over stocks beneficially owned by him.

3. Includes (i) 3,607,673 shares of Common Stock issuable upon conversion of the Preferred Stock entitled to vote held by the Directors and Executive Officers as a group.

4. ProdActive II LLC beneficially owns 3,239,391 shares of Common Stock issuable upon conversion of (A) 133,330 shares of Series B-1 Preferred Stock; and (B) 3,106,061 shares of Series B-3 Preferred Stock.

5. Radek Sousek beneficially owns 2,122,555 shares of Common Stock issuable upon conversion of (A) 683,746 shares of Series B-1 Preferred Stock; (B) 1,332,552 shares of Series B-2 Preferred Stock and (C) 106,257 shares of Series B-3 Preferred Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this Information Statement and include information concerning possible or assumed future results of our operations, including statements about securities offering; potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions ‘and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Information Statement. All subsequent written and oral forward-looking statements concerning other matters addressed in this Information Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate information statements and similar future documents to the Company at the following address: Our Bond, Inc., 85 Broad Street, New York, New York 10004 or by calling (888) 567-6234.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

THIS INFORMATION STATEMENT IS DATED OCTOBER [ ], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

You should rely only on the information provided in this Information Statement. We have not authorized any person to provide information other than that provided herein.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Common Stock.

By order of the Board of Directors

October [ ], 2026

Important Notice Regarding the Availability of Information Statement Materials

OUR BOND, INC. 85 Broad Street, New York, New York 10004	You are receiving this communication because you hold securities in Our Bond, Inc. (the “Company”). The Company has released an information statement on Schedule 14C (the “Information Statement”) regarding an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock to two hundred million (200,000,000) shares (the “Amendment”) with such Amendment to take effect immediately following the market effective date of the pending 1-for-20 reverse stock split of the Company’s Common Stock.

In accordance with the Company’s Amended and Restated Articles of Incorporation and the holder of a majority of the issued and outstanding voting securities of the Company have approved the Amendment by written consent dated September 28, 2026.

The Information Statement is available for your review.

The Information Statement is being made available for your review in lieu of notice of a meeting of stockholders pursuant to Section 78.320(3) of the Nevada Revised Statutes (the “NRS”).

This notice provides instructions on how to access the OUR BOND, INC. materials for informational purposes only. It is not a form for voting and presents only an overview of the Information Statement regarding the Amendment, which contains important information and is available, free of charge, on the Internet or by mail. We encourage you to access and review closely the Our Bond, Inc. Information Statement.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY IN CONNECTION WITH THIS ACTION

You may view the Information Statement online at https://investors.ourbond.com/sec-filings, or request a paper or e-mail copy (see reverse side). Please make your request for a paper copy on or before October [ ], 2026 to facilitate timely delivery.

See the reverse side for instructions on how to access materials.

— How to Access the Materials —

Materials Available to VIEW or RECEIVE:

Information Statement

How to View Online:

Visit: https://investors.ourbond.com/sec-filings and click on the link that reads, “DEF 14C” under the heading, “Form Type” or on the website hosted by the U.S. Securities and Exchange Commission at: www.sec.gov.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY TELEPHONE: (888) 567-6234

2) BY E-MAIL: [ ]@ourbond.com

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS
MATERIALS FOR INFORMATIONAL PURPOSES ONLY